Exhibit 10.22

CLEANTECH INNOVATIONS, INC.

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Agreement”), dated ________, ____, is between CleanTech Innovations, Inc., a Nevada corporation (the “Company”), with its principal office at C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China 112616, and __________, an individual residing at __________ (“Optionee”).

1.
Grant of Option. The Company hereby grants to Optionee, effective as of ________, ____ (the “Grant Date”), the right and option (the “Option”) to purchase from the Company, for a price equal to the closing price per share of the Company’s common stock, par value $.00001 (the “Common Stock”), on ________, ____, as reported on the __________ of $____ per share (the “Exercise Price”), up to __________ (______) shares (the “Shares”) of Common Stock as a nonqualified stock option, which Option shall be subject to the applicable terms and conditions set forth below.

2.	Terms and Conditions of Option. The Option evidenced by this Agreement is subject to the following terms and conditions, as well as the terms and conditions of Section 3 hereof.

a.	Exercise Price. The Exercise Price is $____ per Share.

b.
Vesting of Option. The Option shall vest and become exercisable over a two-year period if the Optionee shall have remained in the continuous employ of the Company or subsidiaries of the Company (the “Subsidiaries”) or a member of the Board of Directors of the Company (the “Board of Directors”) through the vesting dates set forth below with respect to the portion of the Shares set forth next to such date.

Vesting Date	Portion of Shares Vested and Exercisable

c.
Term of Option. The term over which the Option may be exercised shall commence on the Grant Date and, subject to the provisions of Section 3(b) below, shall terminate three (3) years after the vesting date.

d.
Exercisability of Option. Notwithstanding the provisions of Section 2(b), the Option will become immediately exercisable in full if, prior to the date the Option becomes fully vested and exercisable pursuant to Section 2(b), and while the Optionee is in the employ of the Company or its Subsidiaries or a member of the Board of Directors, the Optionee dies or becomes permanently disabled as reasonably determined by the Board of Directors (“Permanent Disability”).

3.	Additional Terms and Conditions.

a.
Exercise of Option; Payments for Shares. To the extent the Option has become vested and exercisable in accordance with this Agreement, the Option may be exercised from time to time with respect to all or any portion of the number of Shares with respect to which the Option has become exercisable, in whole or in part, by written notice to the Company at the Company’s then principal office, substantially in the form of Exhibit A attached hereto. Any notice of exercise of the Option shall be accompanied by payment of the full Exercise Price for the Shares being purchased by certified or bank check, or other form of immediately available funds, payable to the order of CleanTech Innovations, Inc. The Option shall not be exercised for any fractional Shares and no fractional Shares shall be issued or delivered. The date of actual receipt by the Company of the notice of exercise shall be treated as the date of exercise of the Option for the Shares being purchased.

b.
Forfeiture of Option. To the extent that the Option has not yet vested pursuant to Section 2 above, it shall be forfeited automatically without further action or notice if Optionee ceases to be employed by the Company or its Subsidiaries or be a member of the Board of Directors prior to the Vesting Date other than as provided in Section 2(b).

c.
Termination of Option. If Optionee’s employment with the Company or its Subsidiaries or appointment to the Board of Directors terminates, the Option shall continue to be exercisable to the extent it is vested and exercisable on the date such employment or directorship terminated for ninety (90) days after such termination, but in no event after the date the Option otherwise terminates pursuant to Section 2 above. However, if Optionee’s employment or directorship (i) terminates because of Optionee’s death or Permanent Disability or (ii) is terminated by the Company without cause or for good reason, to the extent the Option is vested and exercisable on the date such employment or directorship terminated, the Option shall continue to be exercisable for twelve (12) months after such termination, but in no event after the date the Option otherwise terminates pursuant to Section 2 above.

d.
Continued Employment. The Option granted hereunder shall confer no right on Optionee to continue in the employ of the Company or its Subsidiaries or appointment to the Board of Directors, nor limit in any respect the right of the Company (in the absence of a specific agreement to the contrary) to terminate the employment, remove from the Board of Directors or adjust the compensation of the Optionee at any time.

e.
Issuance of Shares; Registration; Withholding Taxes. As soon as practicable after the exercise date of the Option, the Company shall cause to be issued and delivered to Optionee, or for Optionee’s account, a certificate or certificates for the Shares purchased. The Company may postpone the issuance or delivery of the Shares until (i) the receipt by the Company of such written representations or other documentation as the Company deems necessary to establish compliance with all applicable laws, rules and regulations, including applicable federal and state securities laws and listing requirements, if any; and (ii) the payment to the Company, upon its demand, of any amount requested by the Company to satisfy any federal, state or other governmental withholding tax requirements related to the exercise of the Option. Optionee shall comply with any and all legal requirements relating to Optionee’s resale or other disposition of any Shares acquired under this Agreement.

f.
Nontransferability of Options. The Option and this Agreement shall not be assignable or transferable by Optionee other than by will or by the laws of descent and distribution. During Optionee’s lifetime, the Option and all rights of Optionee under this Agreement may be exercised only by Optionee (or by his guardian or legal representative). If the Option is exercised after Optionee’s death, the Company may require evidence reasonably satisfactory to it of the appointment and qualification of Optionee’s personal representatives and their authority and of the right of any heir or distributee to exercise the Option.

g.
Option is Nonqualified Stock Option. The Option granted hereunder is intended to constitute a nonqualified stock option which is not an “incentive stock option”, as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended.

4.	Changes in Capitalization; Reorganization.

a.
Adjustments. The number of Shares subject to the Option and the Exercise Price shall be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock by reason of stock dividends, split-ups, recapitalizations or other capital adjustments. Notwithstanding the foregoing, (i) no adjustment shall be made, unless the Company determines otherwise, if the aggregate effect of all such increases and decreases occurring in any fiscal year is to increase or decrease the number of issued shares by less than five percent (5%); (ii) any right to purchase fractional shares resulting from any such adjustment shall be eliminated; and (iii) the terms of this Section 4(a) are subject to the terms of Section 4(b) below.

b.
Corporate Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) merger, consolidation or reorganization of the Company in which the Company is not the surviving corporation, (iii) merger, consolidation or reorganization in which the Company is the surviving corporation but after which the shareholders cease to own their shares in the Company, (iv) the sale of substantially all of the assets of the Company, or (v) the acquisition, sale, or transfer of more than fifty percent (50%) of the outstanding shares of the Company (herein referring to (i) through (v) as “Corporate Transaction”), or (vi) the Board of Directors proposes that the Company enter into a Corporate Transaction, then the Company may in its discretion take any or all of the following actions: (i) by written notice to Optionee, provide that the Option shall be terminated unless exercised within thirty (30) days (or such longer period as the Company shall determine its discretion) after the date of such notice; and (ii) accelerate the dates upon which any or all outstanding Options granted to Optionee shall be exercisable.

Whenever deemed appropriate by the Company, any action referred to in this Section 4(b) may be made conditional upon the consummation of the applicable Corporate Transaction.

c.
Company Determination. Any adjustments or other action pursuant to this Section 4 shall be made by the Company, and the Company’s determination as to what adjustments shall be made or actions taken, and the extent thereof, shall be final and binding.

5.
No Rights as Shareholder. Optionee shall acquire none of the rights of a shareholder of the Company with respect to the Shares until a certificate for the Shares is issued to Optionee upon the exercise of the Option. Except as otherwise provided in Section 4 above, no adjustments shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such certificate is issued.

6.
Legends. All certificates representing the Shares acquired pursuant to the Option may be issued with or without a restrictive legend as counsel to the Company deems appropriate to ensure compliance with applicable law. All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear a restrictive legend substantially in the following form (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares purchased under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

7.
Notices. Any notice or other communication made in connection with this Agreement shall be deemed duly given when delivered in person or mailed by certified or registered mail to Optionee at Optionee’s address listed above or such other address of which Optionee shall have advised the Company by similar notice, or to the Company at its then principal office, to the attention of the Company.

8.
Miscellaneous. This Agreement sets forth the parties’ final and entire agreement with respect to the subject matter hereof, may not be changed or terminated orally and shall be governed by and shall be construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof, applicable to contracts made and to be performed in New York. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable. This Agreement shall bind and benefit Optionee, the heirs, distributees and personal representative of Optionee, and the Company and its successors and assigns. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Stock Option Agreement on the date first above written.

CLEANTECH INNOVATIONS, INC.	OPTIONEE
By:	By:
Name:
Title:

EXHIBIT A

[Date]

CleanTech Innovations, Inc.
C District, Maoshan Industry Park,
Tieling Economic Development Zone,
Tieling, Liaoning Province, China 112616

Dear Sir/Madam:

Pursuant to the provisions of the CleanTech Innovations, Inc. Stock Option Agreement, dated __________, ____ (the “Option Agreement”), whereby you have granted me the Option to purchase up to ________ shares of the common stock of CleanTech Innovations, Inc. (the “Company”), I hereby notify you that I elect to exercise my option to purchase ________ of the shares covered by the Option at a price of $______ per share in accordance with the Option Agreement. I am delivering to you payment in the amount of $__________, in the form of a certified or bank check, or other form of immediately available funds, payable to the order of CleanTech Innovations, Inc., in full payment of the purchase price for the shares being purchased hereby.

The undersigned hereby agrees to provide the Company, prior to the receipt of the shares being purchased hereby, with such representations or certifications or payments that the Company may require pursuant to the terms of the Option Agreement.

Sincerely,

Address:

(For notices, reports, dividend checks and communications to shareholders.)